                                                                   Exhibit 10.14


                            INDEMNIFICATION AGREEMENT

                                 by and between

                                 CITIGROUP INC.


                                       and

                        TRAVELERS PROPERTY CASUALTY CORP.




                                   Dated as of

                                 March [ ], 2002

                                TABLE OF CONTENTS

                                                                             Page
ARTICLE I DEFINITIONS......................................................    3

        Section 1.1  Definitions...........................................    3

ARTICLE II CITIGROUP INDEMNIFICATION.......................................    9

        Section 2.1  Citigroup's Indemnification...........................    9

ARTICLE III ASBESTOS-RELATED INCURRALS; NET INCURRALS......................   11

        Section 3.1  Establishment of Asbestos-Related Incurrals...........   11
        Section 3.2  Exclusions from Asbestos-Related Incurrals............   11
        Section 3.3  Calculation of Net Incurrals..........................   12

ARTICLE IV REPORTS.........................................................   12

        Section 4.1  Quarterly Reports.....................................   12
        Section 4.2  Additions to Quarterly Reports........................   12
        Section 4.3  Certification of Quarterly Reports....................   12
        Section 4.4  Consultations Regarding Quarterly Reports.............   13
        Section 4.5  Confidentiality of Reports............................   13

ARTICLE V REMITTANCES......................................................   14

        Section 5.1  Payments..............................................   15
        Section 5.2  Interest Payments.....................................   15
        Section 5.3  Reimbursable Net Incurrals............................   15
        Section 5.4  Disputes..............................................   15

ARTICLE VI ENFORCEMENT OF RIGHTS...........................................   18

        Section 6.1  Enforcement of Rights.................................   18

ARTICLE VII COMMENCEMENT AND TERMINATION...................................   18

        Section 7.1  Commencement and Termination..........................   18

ARTICLE VIII CONFIDENTIALITY...............................................   19

        Section 8.1  Confidentiality.......................................   19

ARTICLE IX ARBITRATION.....................................................   21

        Section 9.1  Arbitration...........................................   21

ARTICLE X THIRD PARTY BENEFICIARIES; ASSIGNMENTS AND SURVIVAL..............   23

        Section 10.1  Third Party Beneficiaries............................   24
        Section 10.2  Assignments and Delegations..........................   24
        Section 10.3  Survival.............................................   24

ARTICLE XI MISCELLANEOUS...................................................   24


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
        Section 11.1  Governing Law........................................   24
        Section 11.2  Notices..............................................   25
        Section 11.3  Entire Agreement; Amendments.........................   26
        Section 11.4  Counterparts.........................................   27
        Section 11.5  Currency.............................................   27
        Section 11.6  Headings.............................................   27
        Section 11.7  No Waiver............................................   27

            This INDEMNIFICATION AGREEMENT (this "Indemnification Agreement") is made and entered into as of March [ ], 2002, by and between Citigroup Inc., a Delaware corporation ("Citigroup"), and Travelers Property Casualty Corp. (formerly known as The Travelers Insurance Group Inc.), a Connecticut corporation ("Travelers"). This Indemnification Agreement shall only be effective upon the closing of the initial public offering of shares of common stock of Travelers (the "Offering"). This Indemnification Agreement is being executed contemporaneously with the closing of this Offering and shall be null and void should such closing not occur.

            WHEREAS, Travelers conducts property and casualty insurance operations and insurance-related activities through certain insurer subsidiaries as of the Effective Date and former insurer subsidiaries as of the Effective Date (the "Insurer Subsidiaries") and other Affiliates (as defined herein) as of the Effective Date; and

            WHEREAS, in connection with the Offering, Citigroup has agreed to indemnify Travelers for certain specified losses, liabilities and expenses that may be incurred by Travelers directly or through its Insurer Subsidiaries and Affiliates arising out of or relating to the Asbestos-Related Liabilities (as defined herein) to the extent and upon the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

            Section 1.1 Definitions. As used herein, the following terms shall have the following respective meanings:

            "AAA" shall have the meaning set forth in Section 9.1 hereof.

            "Affiliate" of any Person shall mean another Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through ownership of voting securities, by contract, as trustee or executor or otherwise.

            "Annual Retention Amount" shall mean the sum of Net Incurrals to be borne by Travelers under this Indemnification Agreement in any calendar year on a pre-tax basis equal to one hundred fifty million dollars ($150,000,000).

            "Applicable Law" shall mean any applicable order, law, statute, regulation, rule, ordinance, writ, injunction, directive, judgment, decree, principle of common law, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Entity applicable to the parties hereto, or any of their respective businesses, properties or assets.

            "Appointed Actuary" shall mean the actuary duly appointed by the Travelers' board of directors to provide statements of actuarial opinion to state insurance regulatory authorities.

            "Asbestos-Related Incurrals" shall have the meaning set forth in
Section 3.1 hereof.

            "Asbestos-Related Liabilities" shall mean all liabilities, costs, expenses, fees, (including, without limitation, legal, expert, witness or otherwise), loss, damages (including, without limitation, punitive, extracontractual, exemplary, special or otherwise), judgments, equitable relief, obligations, settlements, estimates (including, without limitation, estimates associated with IBNR, case estimates for claim and expense, and any other estimates) or any other amounts incurred by Travelers, its Affiliates or the Insurer Subsidiaries (hereinafter referred to collectively, for purposes of this definition of Asbestos-Related Liabilities only, as "Liabilities") to the extent caused by, arising out of or relating to asbestos, provided, however that Asbestos Related Liabilities shall not include (i) Liabilities arising from the presence of asbestos in real property owned and/or occupied by Travelers, its Affiliates or the Insurer Subsidiaries; (ii) Liabilities or estimated Liabilities under or arising out of a Subject Contract issued or renewed on or after the Effective Date; (iii) any Liabilities acquired by Travelers, its Affiliates or the Insurer Subsidiaries by virtue of acquisitions, mergers, consolidations, or other transactions (whether effected by portfolio transfer, reinsurance or otherwise) which are consummated on or after the Effective Date (excluding acquisitions of business otherwise covered under this Indemnification Agreement from Persons that are Affiliates prior to the Effective Date); (iv) any Liabilities to the extent increased by amendments or other modifications to the intercompany reinsurance pooling agreements among the Insurer Subsidiaries on or after the Effective Date, which amendment or modification functions, directly or indirectly, in any manner, to materially and adversely affect Citigroup's obligations hereunder, or (v) the salaries and expenses of employees as well as office and other overhead expenses of any nature of Travelers, its Affiliates or the Insurer Subsidiaries, regardless of whether such costs and expenses are attributable to asbestos.

            "Ceded Reinsurance" shall mean all reinsurance pursuant to contracts, binders, certificates, policies, treaties or other evidence of reinsurance pertaining to Asbestos-Related Liabilities and ceded by the Insurer Subsidiaries to reinsurers.

            "Collectible Reinsurance" shall mean reinsurance recoverables which are estimated to be payable under the terms of Ceded Reinsurance contracts, binders, certificates, policies, treaties or other written evidence of Ceded Reinsurance with any third party reinsurer which are reflected on the statutory financial statements of the Insurer Subsidiaries, net of any estimated allowances for uncollectible reinsurance, which shall be appropriately adjusted to take into account reserves established for purposes of uncollectible reinsurance relating to the Asbestos-Related Liabilities.

            "Confidential Material" shall have the meaning set forth in Section
8.1 hereof.

            "Cumulative Tax Benefit Adjustment Amount" shall mean the sum of the Tax Benefit Adjustment Amounts with respect to each calendar quarter commencing with the first quarter of 2002.

            "Dispute" shall have the meaning set forth in Section 9.1 hereof.

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            "Dispute Notice" shall have the meaning set forth in Section 5.4 hereof.

            "Disputed Asbestos-Related Liabilities" shall have the meaning set forth in Section 5.4 hereof.

            "Effective Date" shall mean the date of consummation of the initial public offering of shares of common stock of Travelers Property Casualty Corp. pursuant to the Registration Statement on Form S-1 (No. 333-82388).

            "First Quarter Carryforward" shall have the meaning set forth in
Section 2.1(b).

            "IBNR" shall mean incurred but not reported.

            "Maximum Payment Amount" shall have the meaning set forth in Section 2.1(c) hereof.

            "Net Incurrals" shall have the meaning set forth in Section 3.3 hereof.

            "Overdue Rate" shall mean the "prime rate" as announced from time to time by Citibank N.A., or its successor in interest.

            "Person" shall mean an individual, corporation, partnership, association, trust, limited liability company or any other entity or organization of any kind or description whatsoever, including, without limitation, a government or political subdivision or an agency or instrumentality thereof.

            "Quarterly Report" shall have the meaning set forth in Section 4.1 hereof.


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
            "Reimbursable Net Incurrals" shall have the meaning set forth in
Section 5.3 hereof.

            "Reserves" shall mean the aggregate (i) loss (including IBNR losses) and expense reserves of Travelers, its Affiliates or the Insurer Subsidiaries for Asbestos-Related Liabilities; (ii) reserves established to reflect Ceded Reinsurance for Asbestos-Related Liabilities; and (iii) reserves established for purposes of uncollectible reinsurance related to Asbestos-Related Liabilities.

            "Reserving Methodologies" shall mean the methodologies, procedures, judgments and assumptions used by Travelers, its Affiliates and the Insurer Subsidiaries consistent with prior reserving policies or as required by Applicable Law, to calculate and establish Reserves with respect to the Asbestos-Related Liabilities.

            "Rules" shall have the meaning set forth in Section 9.1 hereof.

            "Second Quarter Carryforward" shall have the meaning set forth in
Section 2.1(b).

            "Subject Contracts" shall mean binders, certificates, contracts, policies, and coverage in place agreements and other written evidences of insurance and reinsurance issued or assumed by an Insurer Subsidiary; provided, however, "Subject Contracts" shall not include (i) any insurance, reinsurance or other contracts issued or assumed by the Insurer Subsidiaries on and after the Effective Date (except coverage in place agreements to the extent related to binders, certificates, contracts, policies or other written evidences of insurance issued or renewed prior to the Effective Date); (ii) any amendments or other modifications to the intercompany reinsurance pooling agreements among the Insurer Subsidiaries on or after the Effective Date, which amendment or modification functions, directly or indirectly, in any manner, to materially and adversely affect Citigroup's obligations hereunder and (iii) any unaffiliated books of business acquired by the Insurer Subsidiaries by portfolio transfer, reinsurance, merger, consolidation or otherwise on or after the Effective Date.

            "Supplementary Report" shall have the meaning set forth in Section 5.4(c).

            "Tax Benefit Adjustment Amount" shall mean, with respect to any calendar quarter, a positive amount equal to the (i) the year to date Net Incurrals in excess of the Annual Retention Amount multiplied by (ii) the highest marginal rate of United States federal income tax applicable to Subchapter C corporations for the year which includes such quarter less (iii) any Tax Benefit Adjustment Amount determined in a prior calendar quarter in the same calendar year.

            "Third-Party Indemnification Agreements" shall mean indemnification agreements provided by Persons not a party to this Indemnification Agreement which, directly or indirectly, indemnify Travelers, its Affiliates or the Insurer Subsidiaries for Asbestos-Related Liabilities.

            "Third Quarter Carryforward" shall have the meaning set forth in
Section 2.1(b).

                                   ARTICLE II

                            CITIGROUP INDEMNIFICATION

            Section 2.1 Citigroup's Indemnification. (a) Subject to the limitations and other terms and conditions set forth in this Indemnification Agreement, Citigroup hereby agrees to indemnify Travelers for Net Incurrals in any individual calendar year in excess of the Annual Retention Amount for such year; provided, however, notwithstanding any other provision of this Indemnification Agreement to the contrary, the foregoing amounts shall be subject to reduction as set forth in subsection (b) of this Section 2.1 and to the Maximum Payment Amount set forth in subsection (c) of this Section 2.1.

                  (b) The aggregate indemnification amount to be paid by Citigroup to Travelers pursuant to Section 2.1(a) in any calendar year shall be reduced by the sum of the Tax Benefit Adjustment Amounts for each calendar quarter in such year. The indemnification amount to be paid by Citigroup to Travelers pursuant to Section 2.1(a) shall be calculated for the calendar quarters in any calendar year as follows:

      (1) First calendar quarter: the Net Incurrals for such calendar quarter less the Annual Retention Amount less the Tax Benefit Adjustment Amounts for such calendar quarter. If the result of the foregoing calculation is negative, (i) Citigroup shall have no indemnification obligations with respect to Net Incurrals for such calendar quarter and (ii) such amount shall be referred to as the "First Quarter Carryforward."

      (2) Second calendar quarter: the Net Incurrals for such calendar quarter less the absolute amount of the First Quarter Carryforward less the Tax Benefit Adjustment Amount for such calendar quarter. If the result of the foregoing


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
            calculation is negative, (i) Citigroup shall have no indemnification obligations with respect to Net Incurrals for such calendar quarter and (ii) such amount shall be referred to as the "Second Quarter Carryforward."

      (3) Third calendar quarter: the Net Incurrals for such calendar quarter less the absolute amount of the Second Quarter Carryforward less the Tax Benefit Adjustment Amount for such calendar quarter. If the result of the foregoing calculation is negative, (i) Citigroup shall have no indemnification obligations with respect to Net Incurrals for such calendar quarter and (ii) such amount shall be referred to as the "Third Quarter Carryforward."

      (4) Fourth calendar quarter: the Net Incurrals for such calendar quarter less the absolute amount of the Third Quarter Carryforward less the Tax Benefit Adjustment Amount for such calendar quarter. If the result of the foregoing calculation is negative, Citigroup shall have no indemnification obligations with respect to Net Incurrals for such calendar year.

If any of these quarterly calculations produce a positive amount, Citigroup shall remit said amount to Travelers in accordance with Article V.

                  (c) IN NO EVENT SHALL CITIGROUP'S AGGREGATE INDEMNIFICATION OBLIGATIONS UNDER THIS INDEMNIFICATION AGREEMENT EXCEED AN AMOUNT EQUAL TO EIGHT HUNDRED MILLION DOLLARS ($800,000,000) LESS THE CUMULATIVE TAX BENEFIT ADJUSTMENT AMOUNT APPLIED TO THE NET INCURRALS RELATING TO AN AGGREGATE OF EIGHT HUNDRED MILLION DOLLARS ($800,000,000) OF ASBESTOS-RELATED INCURRALS IN RESPECT OF WHICH TRAVELERS WOULD BE ENTITLED TO AN INDEMNIFICATION PAYMENT UNDER SECTION 2.1(a) (THE "MAXIMUM PAYMENT AMOUNT").


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
                                  ARTICLE III

                    ASBESTOS-RELATED INCURRALS; NET INCURRALS

            Section 3.1 Establishment of Asbestos-Related Incurrals. The Reserves established and recorded on the books and records (prepared in accordance with either statutory accounting practices or GAAP) of Travelers or any of its Insurer Subsidiaries or other Affiliates for Asbestos-Related Liabilities shall be consistent with the Reserving Methodologies and in accordance with (or as required to be modified by) Applicable Laws and regulations. Paid activity plus the change in Reserve balances for each calendar quarter for all Asbestos-Related Liabilities, commencing with the quarter beginning January 1, 2002, shall be known as the "Asbestos-Related Incurrals" for such quarter. In no event shall "Asbestos-Related Incurrals" include paid activity and Reserves in respect of liabilities or estimated liabilities under a Subject Contract issued or renewed on or after the Effective Date or Reserves excluded by Section 3.2. It is understood that nothing in this Section 3.1 is intended to exclude paid activity and Reserves in respect of liabilities or estimated liabilities under future coverage in place agreements to the extent related to binders, certificates, contracts, policies or other written evidences of insurance issued or renewed prior to the Effective Date). Travelers shall provide in writing the aggregate amount of Reserves existing on the books of Travelers, its Affiliates and the Insurer Subsidiaries as of December 31, 2001.

            Section 3.2 Exclusions from Asbestos-Related Incurrals. Asbestos-Related Incurrals shall not include Reserves for any Asbestos-Related Liabilities as determined in accordance with the Reserving Methodologies which arise under insurance, reinsurance or other contracts written by the Insurer Subsidiaries on or before the Effective Date but amended on or after the Effective Date, and only to the extent that the Asbestos-Related Liability would not have been covered under such insurance, reinsurance or other contracts prior to the effective date of such amendment based on the presence of an asbestos exclusion.

            Section 3.3 Calculation of Net Incurrals. "Net Incurrals" shall mean all Asbestos-Related Incurrals net of all:

                        (i) Reasonably anticipated salvage, subrogation and
            other recoverables (other than in respect of Ceded Reinsurance); and

                        (ii) Collectible Reinsurance.

                                   ARTICLE IV

                                     REPORTS

            Section 4.1 Quarterly Reports. Within 45 calendar days after the close of each calendar quarter, Travelers shall deliver to the office of the Chief Financial Officer of Citigroup a report (a "Quarterly Report") in form and substance satisfactory to both parties hereto summarizing the Asbestos Related Incurrals and Net Incurrals, if any, for the quarter as well as the calculations necessary to arrive at the quarterly amount due from Citigroup according to this Indemnification Agreement.

            Section 4.2 Additions to Quarterly Reports. In addition, Travelers shall provide such additional information and documentation as Citigroup may reasonably request; provided, however, in no event shall Travelers disclose documents or information privileged under the attorney client or work product privileges or a substantially similar privilege under Applicable Law.

            Section 4.3 Certification of Quarterly Reports. The Chief Financial Officer of Travelers and the Appointed Actuary shall each certify that (i) the Asbestos-Related Incurrals and the Net Incurrals specified in each Quarterly Report have been established and recorded on the books and records of Travelers, its Affiliates or the Insurer Subsidiaries in a manner consistent with the Reserving Methodologies and in accordance with (or as required to be modified by) Applicable Laws and regulations and (ii) the Quarterly Report has been prepared in all respects in accordance with the terms and conditions of this Indemnity Agreement.

            Section 4.4 Consultations Regarding Quarterly Reports. Prior to making any payments required to be made by Citigroup under this Indemnification Agreement, Travelers shall, at the request of Citigroup, make the Chief Financial Officer, General Counsel, Appointed Actuary or any other relevant employees of Travelers, its Affiliates and the relevant Insurer Subsidiaries reasonably available to Citigroup and its representatives for consultation with respect to each Quarterly Report; provided, however, in no event shall Travelers disclose documents or information privileged under the attorney client or work product privileges or a substantially similar privilege under Applicable Law.

            Section 4.5 Confidentiality of Reports. Except as otherwise required by law, by governmental or regulatory authorities, in response to court order, for dispute resolution purposes in accordance with Section 5.4 herein or upon the prior written consent of Travelers or as provided in the next sentence, all non-public information included in all Quarterly Reports provided pursuant to
Section 4.1 hereof, the certifications provided pursuant to Section 4.3 hereof and non-public information shared as part of the consultations contemplated by
Section 4.4 hereof (i) shall be kept confidential by Citigroup and Citigroup's directors, officers, employees, agents and representatives, (ii) shall not be disclosed to any other Person, and (iii) shall only be used for the purposes provided herein. Notwithstanding the foregoing, non-public information included in a Quarterly Report may be disclosed to outside auditors of Citigroup; provided, however, that, prior to disclosure to any such auditors, Citigroup shall obtain a written agreement in which the entity that will receive such information agrees that all such non-public information shall be kept confidential by such entity and its directors, officers, employees, agents and representatives and shall not be disclosed to any other person or entity (except as otherwise required by law, by governmental or regulatory authorities, in response to court order, for dispute resolution purposes in accordance with
Section 5.4 herein, or upon the prior written consent of Travelers).


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
                                   ARTICLE V

                                  REMITTANCES

            Section 5.1 Payments. On or before the 60th calendar day after Citigroup's receipt of the Quarterly Report or a Supplementary Report, the current balance, if any, shown to be due by Citigroup will be due and payable by Citigroup. The current balance of Reimbursable Net Incurrals, if any, shown to be due from Travelers to Citigroup shall be due and payable 60 calendar days after the date of the Quarterly Report or a Supplementary Report showing such a balance to be due.

            Section 5.2 Interest Payments. If and to the extent that Citigroup or Travelers, as the case may be, does not make any payment when due hereunder, the non-paying party shall pay to the other party interest on any such unpaid amount, from the date on which such amount is due until such amount is paid in full, at a rate equal to the Overdue Rate, in addition to all other remedies, at law or in equity, available to Travelers or Citigroup, as the case may be, by reason of such non-payment.

            Section 5.3 Reimbursable Net Incurrals. Any portion of Net Incurrals previously paid to Travelers pursuant to this Indemnification Agreement shall be returned to Citigroup in the manner set forth in this Article V if the payment was inappropriately made due to an error in the calculation or application of the Reserving Methodologies or the preparation of the Quarterly Report. Portions of Net Incurrals so reimbursed to Citigroup shall be known as "Reimbursable Net Incurrals".

            Section 5.4 Disputes. (a) If within 60 days of its receipt of a Quarterly Report or Supplementary Report Citigroup notifies Travelers in writing (a "Dispute Notice") that it disputes the amount of Net Incurrals shown on such Quarterly Report or Supplementary Report, the parties will, to the extent practicable, confer in good faith to resolve such dispute. Notwithstanding the issuance of a Dispute Notice by Citigroup, all payments are due as provided in Section 5.1. The Dispute Notice shall identify the Asbestos-Related Liabilities so disputed (the "Disputed Asbestos-Related Liabilities"), including, but not limited to, whether the Disputed Asbestos-Related Liabilities are based upon reserves for IBNR claims or reserves for reported claims. If Citigroup has delivered a Dispute Notice, and Travelers and Citigroup are unable to resolve the disagreement within fifteen (15) calendar days after delivery of the Dispute Notice, then the disagreement shall be resolved by arbitration in accordance with Article IX hereof. Citigroup shall submit the Dispute Notice, if any, within 60 days of its receipt of the Quarterly Report or Supplementary Report which gives rise to the dispute; provided, however, the failure by Citigroup to provide a Dispute Notice in a timely manner shall not preclude Citigroup's rights under this Section 5.4 to dispute any amount shown on any Quarterly Notice or Supplementary Report at any time prior to termination of this Indemnification Agreement pursuant to Article
VII. Dispute Notices relating to errors in the calculation or application of the Reserving Methodologies which may give rise to Reimbursable Net Incurrals shall be submitted within 60 days of Citigroup's receipt of the Quarterly Report or Supplementary Report showing such error. Citigroup understands and acknowledges that in the event of any dispute or arbitration hereunder, Citigroup will not be given access to or require any documents belonging to Travelers, its Affiliates or the Insurer Subsidiaries which are subject to the attorney client or work product privileges or a substantially similar privilege under Applicable Law.

                  (b) In the event there are Disputed Asbestos-Related Liabilities, the arbitral tribunal established pursuant to the provisions of
Article IX hereof shall determine whether Travelers calculated the amount of Net Incurrals shown on such

Quarterly Report or Supplementary Report in accordance with this Indemnification Agreement. If the arbitral tribunal agrees, in whole or in part, with an objection of Citigroup under this Section 5.4, the amounts determined by the arbitral tribunal to have not been calculated by Travelers in accordance with this Indemnification Agreement shall be refunded by Travelers together with interest on such previously paid amounts from the date on which they were previously paid in full by Citigroup until they are repaid in full to Citigroup at a rate equal to the Overdue Rate. If the arbitral tribunal disagrees, in whole or in part, with an objection of Citigroup under this Section 5.4, Travelers shall retain the amounts previously paid to the extent determined by the arbitral tribunal to have been calculated by Travelers in accordance with this Indemnification Agreement and, if Citigroup shall be required to pay any additional amounts determined by the arbitral tribunal to have been calculated by Travelers in accordance with this Indemnification Agreement, Citigroup shall pay such amounts, together with interest on such amounts from the date on which such amounts were due hereunder (being fifteen (15) calendar days after delivery of the Quarterly Report(s) or Supplementary Reports containing the disputed amounts) until such amounts are paid to Travelers in full at a rate equal to the Overdue Rate.

                  (c) Upon a change in facts or circumstances with respect to the Net Incurrals that were the subject of a Quarterly Report, Dispute Notice, and prior Arbitration pursuant to Article IX hereof, Travelers may issue a supplementary report citing the additional and/or changed facts and circumstances that support said Net Incurrals ("Supplementary Report"). If Citigroup disputes the Supplementary Report, the dispute provisions of Sections 5.4(a) and (b), above, and Article IX shall then apply to the Supplementary Report.

                                   ARTICLE VI

                              ENFORCEMENT OF RIGHTS

            Section 6.1 Enforcement of Rights. Travelers shall cause each of the Affiliates and Insurer Subsidiaries to enforce, consistent with its ordinary course of business practices, its rights to collect (i) any and all Ceded Reinsurance in respect of any of the Asbestos-Related Liabilities; (ii) any and all salvage, subrogation and other recoveries in respect of any of the Asbestos-Related Liabilities; (iii) any and all profit-sharing, experience rating, retro-sharing or other similar premium adjustments recoverable in respect of any of the Asbestos-Related Liabilities; and (iv) any payments due to Travelers, its Affiliates and/or the Insurer Subsidiaries under the Third Party Indemnification Agreements, hold harmless or similar agreements in respect of the Asbestos-Related Liabilities. Citigroup acknowledges that all final determinations with respect to the exercise of such rights shall be made by Travelers, its Affiliates and/or the Insurer Subsidiaries, as applicable, in its sole discretion.

                                  ARTICLE VII

                          COMMENCEMENT AND TERMINATION

            Section 7.1 Commencement and Termination. (a) This Indemnification Agreement will take effect on the Effective Date.

                  (b) This Indemnification Agreement will remain in full force and effect for a period ending on the earliest of (i) the natural expiry of all of Travelers', its Affiliates' and the Insurer Subsidiaries' liabilities with respect to Asbestos-Related Liabilities; (ii) two years after such date as of which Citigroup has made aggregate payments under this Indemnification Agreement equal to the Maximum Payment Amount, provided that the parties agree there are no amounts in respect of Reimbursable Net Incurrals that are likely to become due; and (iii) such other date as may be mutually agreed by Citigroup and Travelers.

                  (c) In the event of the termination of this Indemnification Agreement pursuant to the preceding paragraph, this Indemnification Agreement shall have no further effect, and there shall be no liability hereunder on the part of any party hereto, except that no termination of this Indemnification Agreement in accordance with the preceding paragraph shall affect the parties' obligations to resolve, pursuant to Section 5.4, any dispute commenced pursuant to a Dispute Notice under Section 5.4 delivered prior to the termination of this Indemnification Agreement, or any arbitration procedure pursuant to Article IX commenced prior to the termination of this Indemnification Agreement. Additionally, no termination of this Indemnification Agreement in accordance with the preceding paragraph shall affect the parties' obligations pursuant to the confidentiality provisions of Section 8.1.

                                  ARTICLE VIII

                                 CONFIDENTIALITY

            Section 8.1 Confidentiality. (a) All non-public information, documents and records made available to one party by the other under this Indemnification Agreement (the "Confidential Material") shall be solely for the purpose of allowing each party hereto to assert its rights and perform its obligations under this Indemnification Agreement and not for the purpose of instituting, changing or otherwise affecting its own business or competitive practices that are unrelated thereto. Under no circumstances shall such disclosure be deemed a waiver of any rights or privileges in any such Confidential Material to which a party may be entitled including, without limitation, the attorney client privilege and work product protection or a substantially similar privilege under Applicable Law. The Confidential Material shall not include (with respect to either party) information, documents and records of such party or any portion thereof which was or becomes generally available to the other party on a non-confidential basis; provided, that the source of such information, documents or records was not bound by a confidentiality agreement or other obligation of confidentiality.

                  (b) Each party hereto agrees that it will maintain the Confidential Material received from the other party in confidence; provided, that each party may disclose the Confidential Material or portions thereof to its directors, officers, representatives and employees and the directors, officers and employees of its Affiliates.

                  (c) If either party or any individual or entity obtaining Confidential Material in accordance with this Indemnification Agreement (collectively, "recipient") is legally requested or required under an order or subpoena issued by a court, administrative agency or arbitration panel to disclose any Confidential Material, the recipient shall provide the other party hereto with prompt written notice of the request, requirement, subpoena or order to permit such party (if it so elects) to seek an appropriate protective order preventing or limiting disclosure. If such other party seeks such an order or takes other steps to avoid or limit disclosure, the recipient shall cooperate with such other party at such other party's expense. If, in the absence of such protective order, the recipient is compelled to disclose Confidential Material, the recipient may disclose such Confidential Material without liability hereunder.

                  (d) Each party hereto agrees that money damages would not be sufficient remedy for any breach of these confidentiality provisions by the other party, its Affiliates or their respective directors, officers, representatives and employees, and that in addition to all other remedies, each party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

                                   ARTICLE IX

                                   ARBITRATION

            Section 9.1 Arbitration. (a) Any dispute, controversy or claim between Citigroup and Travelers arising out of or relating to this Indemnification Agreement, or the breach, termination or validity thereof ("Dispute"), shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in effect, as may be modified by the arbitral tribunal (the "Rules"). The arbitration shall be held at a mutually agreeable time and place.

                  (b) There shall be three disinterested arbitrators, of whom Citigroup shall appoint one and Travelers shall appoint one within 30 days of receipt by the respondent of the demand for arbitration. The two arbitrators so appointed shall be retired or active executives within the insurance or reinsurance industry or Fellows of the Casualty Actuarial Society and they shall select the neutral chair of the arbitral tribunal within 30 days of the appointment of the second arbitrator. The neutral chair of the tribunal selected in accordance with the previous sentence shall be a practicing attorney with no less than ten years of experience and an experienced arbitrator, if possible with experience relating to insurance and reinsurance disputes, or a retired judge. If either party fails or refuses to appoint its arbitrator within the time limit provided herein, the other party may appoint an arbitrator for such party. If the two arbitrators fail to select the neutral chair of the arbitral tribunal as provided herein, the neutral chair shall be selected in accordance with the ARIAS-U.S. Umpire Appointment Procedures (Umpire List option).

                  (c) In the absence of agreement by the parties as to pre-hearing discovery, the arbitral tribunal shall order such discovery as it determines to be consistent with the needs of the parties taking in to account the expedited nature of arbitration. The hearing shall be held, if possible, no later than one-hundred fifty (150) days after the appointment of the arbitral tribunal. The arbitral tribunal shall be required to follow the law of the State of New York, except that it shall apply the statutory reserving requirements of the domiciliary states of the Insurer Subsidiaries.

                  (d) By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal's orders to that effect. Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1 et seq. The arbitral tribunal is not empowered to render declaratory awards, or to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any Dispute. Each party shall pay the fees and expenses of its own arbitrator and shall equally share the fees and expenses of the neutral chair, and the parties shall otherwise bear their own fees and expenses in the arbitration. The award, which shall be a reasoned award stating the findings of fact and conclusions of law on which it is based, shall be final and binding upon the parties only as to the facts and circumstances presented by the Quarterly Report or Supplementary Report at issue and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues or accounting presented to the arbitral tribunal. Judgment upon any award may be entered in any court having jurisdiction.

                                   ARTICLE X

               THIRD PARTY BENEFICIARIES; ASSIGNMENTS AND SURVIVAL

            Section 10.1 Third Party Beneficiaries. This Indemnification Agreement is an agreement solely among Citigroup and Travelers, and the specific performance of the obligations of each party under this Indemnification Agreement shall be rendered solely to the other party. Nothing in this Indemnification Agreement, express or implied, is intended to or shall confer upon any Person, including but not limited to, the Insurer Subsidiaries, other than the parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Indemnification Agreement.

            Section 10.2 Assignments and Delegations. This Indemnification Agreement may not be assigned or delegated, in whole or in part, by either party without the prior written consent of the other party. Subject to the foregoing, this Indemnification Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

            Section 10.3 Survival. Notwithstanding anything herein to the contrary, the provisions of this Indemnification Agreement shall survive any direct or indirect sale or exchange of capital stock, merger, consolidation, sale or transfer of assets, business combination or other change in control of, or change in the form of business conducted by, Travelers or Citigroup.

                                   ARTICLE XI

                                  MISCELLANEOUS

            Section 11.1 Governing Law. This Indemnification Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to such jurisdiction's principles of conflicts of laws that would compel the application of the laws of another jurisdiction.

            Section 11.2 Notices. Any notice or other communication hereunder shall be in writing and delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested, as follows:

            If to Travelers:

            Travelers Property Casualty Corp.
            One Tower Square
            Hartford, Connecticut 06183
            Attention:  Chief Financial Officer
            Telephone:  (860) 277-0111
            Facsimile:  (860) 277-8123

            With a copy to:

            Travelers Property Casualty Corp.
            One Tower Square
            Hartford, Connecticut 06183
            Attention:  General Counsel
            Telephone:  (860) 277-6127
            Facsimile:  (860) 277-8123

            If to Citigroup:

            Citigroup Inc.
            399 Park Avenue
            New York, New York 10022
            Attention:  Chief Financial Officer
            Telephone:  (212) 793-8880
            Facsimile:  (212) 793-5368

            With a copy to:

            Citigroup Inc.
            399 Park Avenue
            New York, New York 10022
            Attention:  General Counsel
            Telephone:  (212) 793-7855
            Facsimile:  (212) 793-3430

Or to such other place as Citigroup or Travelers may designate as to Citigroup or Travelers, respectively, by written notice to the other.

            Section 11.3 Entire Agreement; Amendments. This Indemnification Agreement, including any schedules or exhibits annexed hereto, constitutes the entire agreement and understanding between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties hereto. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. Subject to Applicable Law, this Indemnification Agreement may be amended, modified or supplemented only by written agreement executed by the parties hereto.

            Section 11.4 Counterparts. This Indemnification Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

            Section 11.5 Currency. Whenever the word "dollars" or the sign $ appear in this Indemnification Agreement, they shall be construed to mean United States Dollars.

            Section 11.6 Headings. The headings of the Articles and the sections herein are inserted for convenience of reference only, and are not intended to be a party of or to affect the meaning or interpretation of this Indemnification Agreement.

            Section 11.7 No Waiver. No consent or waiver, express or implied, by any party to or of any breach or default by any other party in the performance by such other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such other party hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such first party of any of its rights hereunder.

            IN WITNESS WHEREOF, the parties hereto have caused this Indemnification Agreement to be executed on their behalf by their respective officers thereunto duly authorized as of the date first written above.

                                        CITIGROUP INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        TRAVELERS PROPERTY CASUALTY CORP.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title: